Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2012, relating to the financial statements and financial statement schedule of ManTech International Corporation, and the effectiveness of ManTech International Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ManTech International Corporation for the year ended December 31, 2011.

September 28, 2012

/s/ Deloitte & Touche LLP